AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998

                                                     REGISTRATION NO. 333-50103




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                 AMENDMENT NO. 3
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                             CREDITRUST CORPORATION
             (Exact name of registrant as specified in its charter)

      MARYLAND                      7389                         52-1754916
(State of incorporation)  (Primary Standard Industrial        (I.R.S. Employer
                           Classification Code Number)       Identification No.)

                             7000 Security Boulevard
                         Baltimore, Maryland 21244-2543
                                 (410) 594-7000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                   -----------

                                Joseph K. Rensin
                      Chairman and Chief Executive Officer
                             Creditrust Corporation
                             7000 Security Boulevard
                            Baltimore, Maryland 21244
                                 (410) 594-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

            Copies of all communications, including all communications sent to the agent for service, should be sent to:

  Henry D. Kahn, Esquire                    Anita J. Finkelstein, Esquire
  Piper & Marbury L.L.P.             Venable, Baetjer, Howard & Civiletti, LLP
  36 South Charles Street                      1201 New York Ave., NW
 Baltimore, Maryland 21201                     Washington, DC 20005
       410-539-2530                                 202-962-4800

                                   -----------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                                   -----------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     This Amendment No. 3 to the Registration Statement (Registration No. 333-50103) is being filed solely to file the legal opinion filed as Exhibit 5.

                                     PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

         (a) Exhibits:

   Exhibit                             Description
     No.

     1.1  Form of  Underwriting  Agreement  among  Creditrust  Corporation  (the
          "Company"),   Ferris,   Baker  Watts,   Incorporated  and  Boenning  &
          Scattergood, Inc.
     3.1  Amended and Restated Charter of the Company.
     3.2  By-Laws of the Company.
     4.1  Form of stock certificate.
     4.2  Form of Senior Subordinated Note, Series 1998.
     4.3  Form of Common Stock Purchase Warrant.
     4.4 Senior Subordinated Note Series and Common Stock Warrant Purchase Agreement.
     4.5  Registration Rights Agreement.
       5  Opinion of Piper & Marbury L.L.P.*
    10.1  Creditrust  1998 Stock  Incentive  Plan.
    10.2  Creditrust 1998 Employee Stock Purchase Plan.
    10.3  Creditrust SMILE Bonus Program.
    10.4  Employment  Agreement  between the Company and Jefferson  Moore.
    10.5  Employment Agreement between the Company and Richard Palmer.
    10.6  Employment Agreement between the Company and Rick Chandler.
    10.7  Employment   Agreement  between  the  Company  and  John  Davis.  10.8
          Agreement dated March 13, 1997 by and between Crystal Hill Advisors and the Company. 10.9 Servicing Agreement, dated August 6, 1997, by and between Creditrust Corporation and Heartland Bank.
   10.10 Loan and Security Agreement, dated September 23, 1996, by and between Oxford Capital Corporation and Signet Bank.
   10.11 Lease Agreement, dated January 24, 1996, by and between BRIT Limited Partnership and Oxford Capital Corporation.
   10.12 Lease Agreement, dated January 22, 1997, by and between A&E Partners and Creditrust Corporation.
   10.13 First Amendment to Lease, dated February 27, 1997, by and between A&E Partners and Creditrust Corporation.
   10.14  Indenture  and Servicing  Agreement,  dated as of June 1, 1998, by and
          among  Creditrust   SPV2,  LLC,   Norwest  Bank  Minnesota,   National
          Association, Creditrust Corporation and Asset Guaranty Insurance Company.
   10.15  Operating Agreement of Creditrust SPV2, LLC, dated June 19, 1998.
      16  Letter from Arthur Andersen LLP. 21.1 List of Subsidiaries.
    23.1  Consent of Grant Thornton LLP.
    23.2  Consent of Piper & Marbury  L.L.P.  (included in the opinion  filed as
          Exhibit 5).*
     24   Powers of Attorney.

-----------
*   Filed herewith.

         (b) Financial Statement Schedules:

               None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the r9egistrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on July 17, 1998.

                                     CREDITRUST CORPORATION


                                     By:  /s/ Joseph K. Rensin
                                         -------------------------
                                         Joseph K. Rensin
                                         Chairman of the Board President and
                                         Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on this 16th day of July, 1998.



       Signature                                              Title                                    Date

                                         Chairman of the Board, President and Chief                 July 17, 1998
    /s/ Joseph K. Rensin                 Executive Officer (Principal Executive Officer)
  ---------------------------
      Joseph K. Rensin

                                        Vice President, Chief Financial Officer and                July 17, 1998
   /s/ Richard J. Palmer                Treasurer (Principal Financial and Accounting Officer)
  ---------------------------
      Richard J. Palmer

                                                                                                   July 17, 1998
             *
 ---------------------------            Director
     Frederick W. Glassberg
                                                                                                   July 17, 1998
             *
 ---------------------------            Director
      John G. Moran
                                                                                                   July 17, 1998
             *
 ---------------------------            Director
      Harry G. Pappas, Jr.
                                                                                                   July 17, 1998
             *
 ---------------------------            Director
      Michael S. Witlin
                                                                                                   July 17, 1998

          * By:   /s/ JOSEPH K. RENSIN
                  --------------------
                  Joseph K. Rensin
                  Attorney-in-fact


                                                                       Exhibit 5
                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                             410-539-2530 WASHINGTON
                           FAX: 410-539-0489 NEW YORK
                                  PHILADELPHIA
                                     EASTON


                                  July 16, 1998



Creditrust Corporation
7000 Security Boulevard
Baltimore, Maryland  21244

         Re:      Registration Statement on Form S-1

Dear Sirs:

     We have acted as counsel to Creditrust Corporation, a Maryland corporation (the "Company"), in connection with the Company's Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to up to 2,300,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

     In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Common Stock and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion and advise you that each of the shares of Common Stock described in the Registration Statement has been duly authorized and, upon sale of such Common Stock as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters". In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the Rules and Regulations of the Commission thereunder.

                                Very truly yours,


                               /s/ Piper & Marbury L.L.P.